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FOOD TECHNOLOGY SERVICE, INC.
(Name of Registrant as specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
VOTING SECURITIES
ELECTION OF DIRECTORS
Summary Compensation Table 2007
Summary Compensation Table
Outstanding Equity Awards at Year-End
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
SELECTION OF INDEPENDENT AUDITORS
SOLICITATION COSTS
SHAREHOLDER PROPOSALS
OTHER MATTERS

FOOD TECHNOLOGY SERVICE, INC.
502 Prairie Mine Road
Mulberry, Florida 33860
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 30, 2008
TO THE SHAREHOLDERS OF FOOD TECHNOLOGY SERVICE, INC.:
NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of the Shareholders of Food Technology Service, Inc., a Florida corporation (the “Company”) will be held at the Mulberry Civic Center, 901 5th Street NE, Mulberry, Florida 33860, on May 30, 2008, at 9:00 a.m., local time, to act on the following matters:
     To elect seven (7) persons to serve as Directors of the Company until the 2009 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified;
     To transact such other business as may properly come before the meeting or any adjournment thereof.
     Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on April 25, 2008, are entitled to receive notice of, and to vote at the Annual Meeting.
     A Proxy Statement and form of Proxy are enclosed.
     You are cordially invited to attend the meeting. Whether or not you expect to be present, please sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid envelope. Instructions are included with the proxy card. If you attend the Annual Meeting, you may vote in person if you wish. The proxy may be revoked at any time prior to its exercise.
By Order of the Board of Directors
Richard G. Hunter, Ph.D.
President
April 30, 2008
Mulberry, Florida

FOOD TECHNOLOGY SERVICE, INC.
502 Prairie Mine Road
Mulberry, Florida 33860
PROXY STATEMENT
2008 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 30, 2008
GENERAL INFORMATION
     This Proxy Statement is being furnished to the holders (“Shareholders”) of the common shares, par value $.01 per share (the “Common Shares”), of Food Technology Service, Inc., a Florida corporation (the “Company”) in connection with the 2008 Annual Meeting of Shareholders to be held on May 30, 2008, at 9:00 a.m. (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the Mulberry Civic Center, 901 5th Street NE, Mulberry, Florida 33860. This Proxy Statement is first being sent to Shareholders, together with the Notice of Annual Meeting, on or about May 2, 2008.
     At the Annual Meeting, Shareholders will be asked to consider and vote on the election of seven (7) persons to serve as Directors on the Board. The Shareholders will also be asked to transact such other business as may properly come before the meeting or at any adjournment thereof.
     A copy of the Company’s Annual Report for 2007 is enclosed.
VOTING SECURITIES
     The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on April 25, 2008, as the record date (the “Record Date”) for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On April 25, 2008, there were 2,751,210 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting. The affirmative vote of a majority of those shares represented at the meeting is necessary for the election of the nominees as Directors.
ELECTION OF DIRECTORS
     The Company currently has six (6) Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has nominated seven (7) persons to stand for election as a Director to serve until the 2009 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.
Nominees for Director
     Each Director of the Company serves as a Director for a term of one (1) year and until his successor is duly elected and qualified. The following sets forth for each Nominee, his name and age, positions and/or offices held with the Company, the period during which each Nominee served in such positions and/or offices, a description of his business experience during the past five (5) years or more, and other biographical information.
     Richard G. Hunter, Ph.D., age 56, was elected President, Chief Executive Officer and Director on September 11, 2001. Dr. Hunter was formerly Deputy State Health Officer of the Florida Department of Health from 1995 to September 2001 and Assistant State Health Officer from 1989 to 1995.
     Samuel P. Bell, age 68, has served as a Director of the Company since September 21, 2004. Mr. Bell is a partner in the Tallahassee law firm of Pennington, Moore, Wilkinson, Bell and Dunbar where he specializes in administrative and governmental law. He is a graduate of Dartmouth College and earned his law degree from Duke University. Mr. Bell represented Volusia County in the Florida House of Representatives where he served as Majority Leader. Mr. Bell is President of the Florida Public Health Foundation, Chairman of the Advisory Board for the College of Public Health, University of South Florida and a member of the Board of Directors of Brown & Brown Insurance Company.

     John Corley, age 63, has served as a Director of the Company since October 9, 2005. He was awarded a Bachelor of Science in Mechanical Engineering and a Masters of Business Administration from the University of Toronto. He joined MDS Nordion in 1994 as Vice-President, Ion Technologies and named Senior Vice-President in 1997 for the Ion Technologies Business Unit as well as various corporate service functions. Mr. Corley retired from MDS Nordion in December 2005, and continues to be active in the industry through his role as a Director on the Board of International Irradiation Association.
     David Nicholds, age 61, has served as a Director of the Company since September 1998. He joined MDS Nordion in 1989 and served in various capacities until his retirement in October 2005, at which time, he was serving as Vice President, General Counsel and Corporate Secretary. Mr. Nicholds is a director for a number of companies in North America and Europe and has been involved in corporate governance and the irradiation industry for many years.
     John T. Sinnott, M.D., F.A.C.P., age 59, has served as a Director since May 14, 2002. Dr. Sinnott is the Associated Dean for International Affairs at the University of South Florida, College of Medicine, the James A. Cullison Professor of Medicine and Director of the Division of Infectious Diseases and International Medicine. Dr. Sinnott is a distinguished member of the medical community and has been the recipient of local and national awards. Dr. Sinnott has served on over 40 local, regional and national health care committees and has published over 180 abstracts, articles and textbook chapters. Most recently Dr. Sinnott was appointed as Senior Advisor to the Secretary of Health as part of the State of Florida’s Bioterrorism Initiative.
     Ronald Thomas, age 56, has served as a Director of the Company since September 21, 2004. Dr. Thomas is professor and chair of the Department of Packaging Science at Clemson University. He received his undergraduate degree from Gardner-Webb College and earned Masters and Doctorate degrees at Clemson University. Dr. Thomas’ research interests include chemical and bio-chemical aspects of food. Dr. Thomas is a member of the Sigman Xi Honor Society, the Institute of Packaging Professionals and serves as regional communicator for the Institute of Food Technologists.
     Gary H. Lifshin, age 52, has been a financial manager with the University of South Florida since 2005. He has approximately thirty years of experience in a variety of financial management positions. These include acting as an accounting consultant to small and mid-size businesses for the George S. May International Company and as controller of Evolutions Healthcare Systems, Inc. Mr. Lifshin earned a Bachelor of Science degree in Accountancy from Bentley College in 1978.
     Except with respect to Mr. Corley, who is an appointee of MDS Nordion, (See “Certain Relationships and Related Transactions”), there are no arrangements between any Nominee and any person pursuant to which he was, or will be, selected as a Director.

Director Meetings and Committees
     During the year ended December 31, 2007, the Board of Directors of the Company held a total of four (4) meetings. Each Director attended at least seventy-five percent (75%) of the board meetings held. The Company presently complies with the director independence requirements of NASDAQ, as currently in effect and applicable to the Company.
     Audit Committee
     The Company has a standing Audit Committee consisting of Messrs. Bell and Thomas. The Audit Committee met one time during 2007. Each of the members of the Audit Committee is “independent” as such term is defined in the NASDAQ listing standards currently in effect and applicable to the Company. The background and experience of each of the Audit Committee members is more fully disclosed in their biographies under “Nominees for Director” above. The Company does not have an “audit committee financial expert” as required by Sections 406 and 407 of the Sarbanes-Oxley Act of 2002. However, upon election of Mr. Lifshin to the Board of Directors, he will be appointed as a member of the Audit Committee and will serve as the “audit committee financial expert”.
     The mission of the Company’s Audit Committee is to ensure accurate and reliable financial reporting by the Company, and to promote Shareholder confidence in the reliability of the Company’s financial information. To this end, the Audit Committee independently reviews and oversees the Company’s internal reporting process, and helps ensure that Management develops and adheres to a sound system of internal controls. The Audit Committee also is responsible for retaining and overseeing the Company’s independent auditors, and facilitates the auditors’ objective review and assessment of the Company’s financial statements and its internal reporting practices. The Audit Committee serves as a forum, separate from Management, within which the independent auditors, among others, can candidly address issues of concern. To specify and clarify the duties of the Audit Committee, the Company has adopted a formal written charter. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.
     In connection with its duty to ensure the independence of the Company’s auditors, and consistent with “Independence Standards Board Standard No. 1”, the Audit Committee obtained from the Company’s independent public accountants and carefully reviewed, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence. Based on the written statement of the accountants and the Audit Committee’s discussions with the same regarding certain relationships that may impact the auditors’ objectivity, the Audit Committee concluded that it was satisfied with respect to the auditors’ independence. The Audit Committee also discussed with the independent public accountants the plans for the audit engagement, approved the services to be performed, determined the range of audit and non-audit fees, and reviewed the Company’s system of internal accounting and controls.
     Following the completion of the auditors’ examination of the Company’s financial statements, the Audit Committee discussed and reviewed with the auditors all communications required to be addressed by generally accepted auditing standard, including those describe in Statement on Auditing Standards No. 61 “Communications with Audit Committees”. The Audit Committee and the independent auditors reviewed and discussed the results of the auditors’ examination of the financial statements. The Audit Committee also reviewed and discussed with the auditors and Management the audited financial statements for the year ended December 31, 2007. Based on the foregoing reviews and discussions, the Audit Committee determined that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for year ended 2007, for filing with the Securities and Exchange Commission.
     The Audit Committee also recommended the reappointment of the independent auditors for the Company’s year ending December 31, 2008 and the Board of Directors concurred in such recommendation.

     Nominating Committee
     The Board of Directors appointed a Nominating Committee consisting of Messrs. Bell and Thomas. The purpose and responsibilities of the Nominating Committee include the identification of individuals qualified to become board members, the recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to the Company, the oversight of the selection and composition of Committees of the Board of Directors, and the oversight of the evaluations of the Board of Directors and Management. The Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to the Company’s secretary at the address listed herein. The Nominating Committee identifies and evaluates nominees for the Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career, diversity, and the extent to which the nominee would fill a present need on the Board of Directors.
     Compensation Committee
     The Board of Directors appointed a Compensation Committee consisting of Messrs. Bell and Thomas, each independent members of the Board of Directors, to review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and determine and approve the compensation level of the Chief Executive Officer based on this evaluation. The Compensation Committee also recommends to the Board of Directors with respect to, or, as directed by the Board of Directors, determines and approves, compensation of any other executive officer, and considers the grant of stock options to the executive officers under the Company’s Stock Option Plan. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with the Company’s values and is aligned with the Company’s business strategy and goals.
     Shareholder Communications with Directors
     The Board has adopted policies and procedures relating to Shareholder communications with the Company’s Directors. It provides that Shareholders and other interested parties wishing to contact any member (or all members) of the Board of Directors, any committee of the Board, or any chair of any such committee may do so by mail, addressed, either by name or title, to the Board of Directors or to any such individual Directors or group or committee of Directors, and that all such correspondences should be sent to the Company’s principal office.
     Code of Ethics
     The Company has a Code of Ethics which applies to its principal executive and financial officer. The Code of Ethics contains written standards that are reasonably designed to deter wrongdoing and to promote:
•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Commission and in other public communications made by the registrant;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	Accountability for adherence to the code.
Director’s Compensation
     On March 1, 2001, the Board of Directors approved a compensation package to “outside” Directors by agreeing to grant each “outside” Director options to purchase 1,500 shares annually and $500 cash per Board Meeting. The Chairman of the Board receives an option to purchase an additional 2,500 shares. The options, which expire five (5) years from the date of grant, are exercisable at the fair market value on the date of grant. During the year ended December 31, 2007, the Company granted options to purchase 10,000 shares to five directors. Such options are exercisable at $2.52 per share. Non-employee Directors are also reimbursed for out-of-pocket expenses.
Summary Compensation Table
2007 (1)

	Fees Earned or
Director’s Name	Paid in Cash ($)	Options Awards ($)	Total ($)
Samuel Bell	$1,500	$1,097	$2,597
John Corley	1,500	1,097	2,597
David Nicholds	500	1,097	1,597
John T. Sinnott	1,500	2,924	4,424
Ronald Thomas	1,500	1,097	2,597

(1)	The Black-Scholes option-pricing model was used to determine the fair value of the option grants.
Executive Officers’ Compensation
     The following table is a summary of the cash and non-cash compensation paid to or accrued for the past three (3) fiscal years for the Company’s Chief Executive Officer and Chief Financial Officer. There are no other officers or individuals whose compensation exceeded $100,000 for the year ended December 31, 2007.
Summary Compensation Table

Name and	Fiscal			Option
Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Total ($)
Richard G. Hunter (1)	2007	$115,000	$6,000	$28,715	$149,715
President/CEO/CFO	2006	110,000	10,000	6,025	126,025
	2005	$110,000	$10,000	—	$120,000

(1)	On March 11, 2006, the Board of Directors extended the President’s employment contract for five years commencing September 1, 2006 and granted to Dr. Hunter a five (5) year option to purchase 100,000 shares of the Company’s common stock at $3.24 per share. The option vest as to twenty percent (20%) on each of the first five (5) anniversaries of employment.

(2)	On March 23, 2007, the Board of Directors approved an increase of the President’s annual salary to $115,000, a $6,000 bonus for the year and granted to Dr. Hunter a five (5) year option to purchase 20,000 shares of the Company’s common stock at $2.57 per share. The option vest as to twenty percent (20%) on each of the first five (5) anniversaries of the option grant.

     There were no options exercised by the Company’s Chief Executive Officer during 2007. The following table presents information regarding the number of Securities Underlying/Unexercised Options at year-end held by the Company’s Chief Executive Officer.
Outstanding Equity Awards at Year-End
Number of Securities
Underlying/Unexercised
Options

			Option	Option
Name	Exercisable	Unexercisable	Exercise Price	Expiration Date
Richard G. Hunter	4,000	1,000	$3.60	1-02-13
	20,000	80,000	$3.24	3-11-11
	—	20,000	$2.57	3-23-12
Equity Compensation Plan Information
     The Company has utilized its Stock Option Plans and in the future may continue to utilize such plans to attract, maintain and develop management by encouraging ownership of the Company’s Common Stock by Directors, executive officers and other key employees. The following is a summary of the provisions of the Company’s Stock Option Plans. This summary is qualified in their entirety by reference to the plan. Copies of the plans may be obtained from the Company upon request.
     2000 Incentive and Non-Statutory Stock Option Plan. The Company’s 2000 Incentive and Non-Statutory Stock Option Plan were approved by the Shareholders and became effective June 23, 2000 (the “Plan”). The Plan authorizes the granting of both Incentive Stock Options, as defined under Section 422 of the Internal Revenue Code of 1986 (“ISO”), and Non-Statutory Stock Options (“NSSO”) to purchase Common Stock. All employees of the Company were eligible to participate in the Plan. The Plan also authorizes the granting of options to Directors and consultants of the Company. A committee designated by the Board of Directors is responsible for the administration of the Plan and determines the employees to be granted options, the period during which each option will be exercisable, exercise price, the number of shares of the Common Stock covered by each option, however, the exercise price for the purchase of shares subject to such an option could not be less than one hundred percent (100%) of the fair market value on the date the option is granted. The vesting periods for options granted under the Plan are set forth in an option agreement entered into with the optionee. No option granted pursuant to the Plan is transferable otherwise than by will or the laws of descent and distribution. The committee determined the term of each option, but in no event could such term exceed ten (10) years from the date of grant. Upon the occurrence of a “change in control” of the Company, the maturity of all outstanding options are accelerated automatically, so that all such options become exercisable in full. A “change in control” includes certain mergers, consolidations, reorganizations, sales of assets, or dissolution of the Company. There are outstanding options to purchase 125,000 shares of Common Stock subject to the Plan.

     The following table summarizes certain information about the Company’s Stock Option Plans as of December 31, 2007.

Number of Securities
	Number of Securities	Weighted Average	Remaining Available
	to be Issued upon	Exercise Price of	for Future Issuance
	Exercise of	Outstanding	Under Equity
Plan Category	Outstanding Options	Options	Compensation Plans
Equity Compensation Plan Approved by Security Holders:

2000 Incentive and Non-	125,000	$3.72	-0-
Statutory Stock Option Plan
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Agreements with MDS Nordion
     The Company, in September 1990, entered into an agreement with MDS Nordion whereby MDS Nordion agreed to provide irradiation equipment and Cobalt 60 to the Company necessary to operate its irradiation facility. In order to secure payment of the purchase price, additional loans and future advances and interest at prime plus one percent (1%), the Company and MDS Nordion executed a Convertible Debenture and Security Agreement, both dated January 15, 1992. The balance of the debt, including interest at December 31, 2007 was $777,726.
     On October 22, 1991 the Company entered into a Reimbursement and Indemnity Agreement with MDS Nordion whereby MDS Nordion assisted the Company in obtaining a surety bond in the sum of $600,000 in order to meet State of Florida facility permit bonding requirements. In connection therewith, the Company agreed to reimburse MDS Nordion for any liability and expense which MDS Nordion may sustain as a result of its commitments to the bond issuer and secured such obligation under a Mortgage and Security Agreement dated October 22, 1991. The bond continues to be in effect.
     By agreements dated March 6, 2001, April 17, 2001, May 18, 2001 and November 20, 2001, the Company and MDS Nordion agreed and further confirmed that the Debt and any future advances, including payment of guarantees or indemnities to third parties made by MDS Nordion for the Company’s benefit, shall be convertible at MDS Nordion’s option, at any time, into Common Stock of the Company. The applicable conversion rate is determined based on seventy percent (70%) of the closing price of the Company’s shares of Common Stock listed on NASDAQ, on the last trade date prior to the exercise of the conversion right. MDS Nordion has waived its rights to convert interest accruing on the indebtedness from February 5, 2000 through January 1, 2009.
     In addition to Cobalt 60 purchased from MDS Nordion, MDS Nordion has stored an additional amount of Cobalt 60 at the Company’s facility in anticipation of the Company’s future needs. At the end of 2007, there were approximately 1.2 million curies of Cobalt 60 both owned and stored at the Company’s facility. Title in and to 150,174 curies of Cobalt 60 located at the facility remains the property of MDS Nordion and may be removed by MDS Nordion at any time.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS
     The following table sets forth as of April 15, 2008, the ownership of Common Stock of the Company of (i) all persons known by the Company to own beneficially five percent (5%) or more of such Common Stock, (ii) each current and proposed Director and Officer of the Company and (iii) all current and proposed Directors and Officers as a group, together with their percentage holdings at such date. The addresses of all holders of five percent (5%) or more of the Common Stock are included in the table.

Name and Address	Amount and Nature		Percentage
of Beneficial Owner	of Beneficial Owner		of Class
MDS (Canada) Inc., MDS Nordion Division (MDS Nordion) 447 March Road-Kanata Ontario Canada K2K	899,869	(1)	30.56%
Richard G. Hunter, Ph.D.	50,000	(2)	*
Samuel Bell	6,250	(3)	*
John Corley	3,000	(4)	*
Gary Lifshin	0		*
David Nicholds	3,000	(5)	*
John Sinnott, M.D. F.A.C.P.	16,500	(6)	*
Ronald Thomas	4,500	(7)	*

All Directors and Officers as a group (7 persons)	983,119	(8)	35.7%

*	Less than one percent (1%)

1)	Includes 192,186 shares of Common Stock which are issuable upon conversion of $263,194 of indebtedness owed MDS Nordion by the Company, based on seventy percent (70%) of the closing market price of the Company’s shares of Common Stock on April 15, 2008 ($1.95 per share). See “Certain Relationships and Related Transactions-Agreements with MDS Nordion.” Mr. Corley is the designee of MDS Nordion to serve on the Company’s Board of Directors. Mr. Corley owns less than one percent (1%) of the Capital Stock of MDS Nordion and they disclaim beneficial ownership of the Common Stock of the Company which MDS Nordion owns or has the right to acquire. Approximately one hundred percent (100%) of the outstanding shares of MDS Nordion’s Common Stock is indirectly owned by MDS Inc., a Canadian Corporation, whose shares are traded on the New York Stock Exchange and Toronto Stock Exchange.

2)	Includes 25,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

3)	Includes 4,500 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

4)	Includes 3,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

5)	Includes 3,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

6)	Includes 16,500 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

7)	Includes 4,500 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

8)	Includes 56,500 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days and shares underlying convertible debt.
Section 16(a) Beneficial Ownership Reporting Compliance
     The Company believes that the reporting requirements, under Section 16(a) of the Exchange Act, for all its Executive Officers, Directors, arid each person who is the beneficial owner of more than ten percent (10%) of the Common Stock of a Company were satisfied.

SELECTION OF INDEPENDENT AUDITORS
     The Audit Committee of the Board of Directors of the Company has selected the accounting firm of Faircloth & Associates, P.A., (“Faircloth”) to serve as independent auditors of the Company for the year ended December 31, 2008. Faircloth has served as the Company’s independent auditors since 1986 and is considered by Management of the Company to be well qualified. Faircloth has advised the Company that neither it nor any of its members has any financial interest, direct or indirect, in the Company in any capacity.
Fee Disclosure
     The following is a summary of the fees billed to the Company by Faircloth for professional services rendered for the fiscal years ended December 31, 2007 and December 31, 2006:

	Year Ended December 31,
	2007	2006
Audit Fees(1)	$15,625	$15,075

Tax Fees(2)	$1,775	$1,750

Total	$17,400	$16,825

(1)	Audit Fees. These are fees for professional services for the audit of the Company’s annual financial statements, and for the review of the financial statements included in the Company’s filings on Form 10-QSB, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.
     The Audit Committee has considered whether (and has determined that) the provision by Faircloth of the services described under Tax Fees is compatible with maintaining Faircloth’s independence from Management and the Company. In addition, all of the services rendered to the Company by Faircloth were pre-approved by the Audit Committee.
     A representative of Faircloth will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
     The Company has established formal pre-approval policies and procedures for future engagements of the Company’s accountants. The new policies and procedures require detailing the particular service, require that the Board or an Audit Committee thereof be informed of each service, and prohibit the delegation of pre-approval responsibilities to Management. The Company’s new policy provides (i) for an annual pre-approval, by the Board or Audit Committee, of all audit, audit-related and non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor’s engagement letter, and (ii) that additional engagements of the auditor, which were not approved in the annual pre-approval process, and engagements that are anticipated to exceed previously approved thresholds, be presented on a case-by-case basis, by the President or Chief Financial Officer, for pre-approval by the Board or Audit Committee, before Management engages the auditors for any such purposes. The new policy and procedures authorize the Board or Audit Committee to delegate, to one or more of its members, the authority to pre-approve certain permitted services, provided that the estimated fee for any such service does not exceed a specified dollar amount (to be determined). All pre-approvals are contingent on a finding, by the Board, Audit Committee, or delegate, as the case may be, that the provision of the proposed services is compatible with the maintenance of the auditor’s independence in the conduct of its auditing functions. In no event shall any non-audit related service be approved that would result in the independent auditor no longer being considered independent under the applicable rules and regulations of the Securities and Exchange Commission.

SOLICITATION COSTS
     The Company will bear the costs of preparing, assembling and mailing the Proxy Statement and the 2007 Annual Report in connection with the Annual Meeting.
SHAREHOLDER PROPOSALS
     Eligible Shareholders who wish to present proposals for action at the 2009 Annual Meeting of Shareholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the President no later than January 2, 2009 for inclusion in next year’s Proxy Statement and proxy card. A Shareholder is eligible to present proposal’s if, at the time he or she submits a proposal or proposals, the Shareholder owns at least one percent (1%) or $1,000 in market value of Common Shares and has held such shares for at least one (1) year, and the Shareholder continues to own such shares through the date of the 2009 Annual Meeting.
OTHER MATTERS
     At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting, other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein.
By Order of the Board of Directors
Richard G. Hunter, Ph.D.
President
April 30, 2008
Mulberry, Florida

FOOD TECHNOLOGY SERVICE, INC.
Annual Meeting of Shareholders May 30, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned holder of Common Shares of Food Technology Service, Inc., a corporation organized under the laws of the State of Florida, does hereby appoint Richard G. Hunter and John T. Sinnott, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Common Shares of Food Technology Service, Inc. that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on April 25, 2008, at the Annual Meeting of Shareholders of Food Technology Service, Inc. to be held at the Mulberry Civic Center, 901 5th Street, N.E., Mulberry, Florida 33860, on May 30, 2008, at 9:00 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:
1.	ELECTION OF DIRECTORS

Richard G. Hunter, Ph.D., Samuel P. Bell, John Corley, Gary H. Lifshin, David Nicholds, John T. Sinnott, M.D., F.A.C.P. and Ronald Thomas

☐	FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

(Instructions: To withhold authority to vote for any individual nominee, write that Nominee’s name on the space provided below.)
2.	In their discretion, on such other business as may properly come before the meeting.
PLEASE SIGN AND RETURN PROMPTLY
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.
(Please Sign and Date on Reverse Side)

(Continued from other side)
(Please sign, date, and return this proxy card exactly as your name or names appear below, whether or not you plan to attend the meeting.)
                         I plan to attend the Annual Meeting.                          I do not plan to attend the Annual Meeting.

Date:		, 2008

Signature(s):

Title or Authority (if applicable)

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his title. This Proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory.